This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but the information in this prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)

Registration No. 333-280585

Subject to completion, dated June 26, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated July 8, 2024)

Shares of Common Stock

Pre-Funded Warrants to Purchase Shares of Common Stock

Common Warrants to Purchase Shares of Common Stock or Pre-Funded Warrants

We are offering shares of our common stock and accompanying common warrants to purchase shares of our common stock or pre-funded warrants pursuant to this prospectus supplement and the accompanying prospectus. In lieu of offering common stock to certain investors that so choose, we are offering pre-funded warrants to purchase shares of our common stock, and accompanying common warrants to purchase shares of our common stock or pre-funded warrants. Each share of our common stock and each pre-funded warrant to purchase shares of our common stock is being sold together with a common warrant to purchase shares of our common stock or pre-funded warrants. The purchase price of each pre-funded warrant and accompanying common warrant is equal to the price at which a share of our common stock and accompanying common warrant is sold to the public in this offering, minus $0.001. The exercise price of each pre-funded warrant is $0.001 per share and the exercise price of each common warrant is $ per share (or $ per pre-funded warrant). Each common warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation, and will expire on . The pre-funded warrants will be immediately exercisable subject to the limitations described in the section “Description of the Pre-Funded Warrants” and may be exercised at any time until all of the pre-funded warrants are exercised in full.

We refer to the shares of our common stock, the pre-funded warrants and the common warrants issued in this offering as “the securities”. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the pre-funded warrants and the common warrants, as well as the pre-funded warrants (and shares issuable upon exercise thereof) issuable upon exercise of the common warrants. The shares of common stock or pre-funded warrants, as applicable, and the accompanying common warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

Our common stock is traded on The Nasdaq Capital Market under the symbol “ACHV.” On June 25, 2025, the last reported sale price of our common stock was $3.80 per share. We do not intend to list the pre-funded warrants or the common warrants being offered hereby on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and the common warrants will be limited.

We are a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended, and as such, we have elected to comply with certain reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE ACCOMPANYING PROSPECTUS, AS WELL AS THE RISK FACTORS DESCRIBED UNDER THE SECTION ENTITLED “RISK FACTORS” CONTAINED IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2025, BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days to purchase up to additional shares of common stock and/or accompanying common warrants. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $ and the total proceeds to us, before expenses, will be $ .

The underwriters expect to deliver the securities to purchasers on , 2025.

Citizens Capital Markets	Raymond James

The date of this prospectus supplement is , 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, including the documents incorporated herein by reference, is the prospectus supplement, which describes the specific terms of this offering. The second part, including the documents incorporated therein by reference, is the accompanying prospectus, which provides more general information. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we nor the underwriters take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Market data and industry statistics used throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are based on independent industry publications, reports by market research firms and other published independent sources. Although we believe these sources are credible, we have not independently verified the data or information obtained from these sources. Accordingly, investors should not place undue reliance on this information. By including such market data and information, we do not undertake a duty to update or provide that data in the future.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, the terms “Achieve,” the “Company,” “we,” “us” and “our” refer to Achieve Life Sciences, Inc., together with its subsidiaries, taken as a whole. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement may contain additional trade names, trademarks and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus or incorporated in this prospectus supplement or the accompanying prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless the context otherwise requires, the terms “Achieve,” “the Company,” “we,” “us” and “our” in this prospectus supplement and accompanying prospectus refer to Achieve Life Sciences, Inc., and its subsidiaries.

Overview

We are a late-stage clinical specialty pharmaceutical company with a sole mission to address the global nicotine dependence epidemic in combustible cigarette and e-cigarette usage through the development and commercialization of cytisinicline. There are an estimated 29 million adults in the United States alone who smoke combustible cigarettes and an estimated 17 million adults in the United States who utilize e-cigarettes. Tobacco use is currently the leading cause of preventable death and is responsible for more than eight million deaths worldwide and nearly half a million deaths in the United States annually. More than 87% of lung cancer deaths, 61% of all pulmonary disease deaths, and 32% of all deaths from coronary heart disease are attributable to smoking and exposure to secondhand smoke. Our primary focus is to address this global epidemic.

We have successfully completed two Phase 3 studies with cytisinicline for smoking cessation and one Phase 2 study with cytisinicline in vaping cessation. We have fully enrolled our ongoing open-label safety study with cytisinicline and submitted our New Drug Application (“NDA”) for smoking cessation in June 2025. We have also conducted a successful end-of-Phase 2 meeting with the U.S. Food and Drug Administration (the “FDA”) for a future vaping indication and have received Breakthrough Therapy designation for this potential new indication.

Recent Developments

Submission of New Drug Application

On June 26, 2025, we announced the submission of an NDA with the FDA for cytisinicline as a treatment of nicotine dependence for smoking cessation in adults. The cytisinicline NDA is supported by a combination of efficacy and well-tolerated safety results from two large, placebo-controlled Phase 3 trials, ORCA-2 and ORCA-3, which evaluated cytisinicline for smoking cessation. In both studies, cytisinicline administered for either 6 or 12 weeks, alongside standard behavioral support, demonstrated significantly greater abstinence rates by the end of treatment and in long-term abstinence through week 24 compared to placebo. We also included safety data on over 300 participants with at least six months of cumulative cytisinicline exposure from the open-label long-term trial, ORCA-OL, without any new safety concerns identified by the Data Safety Monitoring Committee.

Partnership with Omnicom

On June 26, 2025, we also named Omnicom Group Inc. as our strategic innovation partner and agency of record to lead initiatives in support of the U.S. commercial launch of cytisinicline, in the event of NDA acceptance and ultimately approval, by the FDA of cytisinicline.

Company Information

We were incorporated in California in October 1991 and subsequently reorganized as a Delaware corporation in March 1995. Our principal executive offices are located at 22722 29th Drive SE, Suite 100, Bothell, WA 98021 and 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1, and our telephone number is (604) 210-2217.

THE OFFERING

Securities Offered by Us

                  shares of our common stock and accompanying common warrants to purchase up to shares of our common stock or prefunded warrants, at the holder’s election.

In lieu of our common stock, certain purchasers elected to purchase pre-funded warrants to purchase up to shares of our common stock. Each pre-funded warrant is exercisable for shares of our common stock, and the exercise price of each pre-funded warrant is $0.001 per share. The pre-funded warrants will be immediately exercisable subject to the limitations described in the section “Description of the Warrants” and may be exercised at any time until all of the pre-funded warrants are exercised in full. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the pre-funded warrants offered hereby.

The shares of common stock, or in lieu thereof, pre-funded warrants, offered by us will be accompanied by common warrants to purchase an aggregate of shares of our common stock or pre-funded warrants. The exercise price of each common warrant equals $ per share of common stock (or $     per pre-funded warrant). Each common warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation, and will expire on .

The shares of common stock or the pre-funded warrants, as the case may be, and the accompanying common warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus supplement also relates to the offering of the shares of our common stock or the pre-funded warrants (and the common stock issuable upon exercise thereof) issuable upon exercise of such common warrants.

There is no established public trading market for the pre-funded warrants or the common warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the pre-funded warrants or common warrants on any securities exchange. Without an active market, the liquidity of the pre-funded warrants and common warrants will be limited. For additional information regarding the pre-funded warrants and common warrants, see “Description of the Warrants” below.

Option to Purchase Additional Shares	We have granted the underwriters an option, exercisable for 30 days after the date of this prospectus supplement, to purchase up to additional shares and/or accompanying common warrants from us.
Common Stock to be Outstanding Immediately after this Offering	shares (or shares if the underwriters exercise their option to purchase additional shares and/or accompany common warrants in full).
Use of Proceeds

We estimate that the net proceeds of this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $ million (or approximately $ million if the underwriters exercise their option to purchase additional shares and/or accompanying common warrants in full), excluding the proceeds, if any, from the exercise of the pre-funded warrants and common warrants. We intend to use the net proceeds from the sale of the securities to fund continued advancement of cytisinicline through potential FDA marketing approval of cytisinicline and for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors

Investing in our securities involves significant risks. You should read the “Risk Factors” section beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and accompanying prospectus, including the risk factors described under the section entitled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, for a discussion of factors to consider before deciding to purchase the securities.

Nasdaq Capital Market Symbol	“ACHV”

The number of shares of our common stock to be outstanding after this offering in the table above is based on 34,685,072 shares of common stock outstanding as of March 31, 2025, and excludes the shares of common stock issuable upon exercise of the pre-funded warrants and common warrants being offered by us in this offering, as well as:

•
2,263,914 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2025, with a weighted average exercise price of $8.86 per share;
•
189,000 shares of common stock issuable upon the exercise of options granted after March 31, 2025, with a weighted average exercise price of $3.83 per share;
•
2,756,650 shares of common stock subject to restricted stock units outstanding as of March 31, 2025;
•
17,521,398 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2025, with a weighted average exercise price of $5.15 per share;
•
142,857 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of March 31, 2025, with an exercise price of $0.001 per share;
•
178,364 shares of common stock reserved for future issuance under our equity incentive plans as of March 31, 2025;
•
901,000 shares of common stock reserved for future issuance under our equity inducement plan as of March 31, 2025;
•
854,477 shares of common stock reserved for future issuance under our employee stock purchase plan as of March 31, 2025; and
•
a maximum of 3,488,727 shares of common stock issuable upon the conversion of up to $20.0 million aggregate principal amount of indebtedness pursuant to a contingent convertible debt agreement with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (the “Convertible Debt Agreement”), which amount excludes any shares issuable upon the conversion of any accrued and unpaid interest.

Except as otherwise indicated all information in this prospectus supplement assumes no exercise of outstanding options, common warrants or pre-funded warrants being offered by us in this offering, no vesting of restricted stock units, and no exercise of the underwriters’ option to purchase additional shares of common stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below, the risk factors beginning on page 3 of the accompanying prospectus, as well as the risk factors discussed under the section entitled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) each of which is incorporated by reference in this prospectus supplement and accompanying prospectus in their entirety, together with all of the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to this Offering

Management will have broad discretion as to the use of proceeds from this offering, and we may use the net proceeds in ways with which you may disagree.

We intend to use the net proceeds from the sale of the securities to fund continued advancement of cytisinicline through potential FDA marketing approval of cytisinicline and for working capital and general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management on the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

You will experience immediate dilution as a result of this offering and may experience additional dilution in the future.

At the public offering price of $ per share and common warrant and $ per pre-funded warrant and common warrant, purchasers of our securities in this offering will experience immediate dilution of $ per share in net tangible book value of our common stock. For additional information, see “Dilution” below. To the extent outstanding stock options, common warrants or pre-funded warrants are exercised or restricted stock units are settled, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of our common stock or securities convertible or exchangeable for our common stock, our then-existing stockholders may experience dilution, and the new securities may have rights senior to those of our common stock offered in this offering.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly.

We cannot predict what effect, if any, sales of our shares in the public market or the availability of shares for sale will have on the market price of our common stock. However, future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding options or warrants, or the perception that such sales may occur, could adversely affect the market price of our common stock.

We also expect that significant additional capital may be needed in the future to continue our planned operations. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

In addition, we have a significant number of stock options, warrants and pre-funded warrants outstanding, and may also choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future in connection with a financing, an acquisition, a litigation settlement, employee arrangements or otherwise. In the event that the outstanding options are exercised, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution.

Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share and common warrant paid by investors in this offering, and investors purchasing our securities in the future may have rights superior to investors purchasing shares in this offering.

We will not receive a significant amount, or potentially any, additional funds upon the exercise of our pre-funded warrants or common warrants; however, any exercise would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Each pre-funded warrant is exercisable for $0.001 per share of common stock underlying such pre-funded warrant, which may be paid by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. Each common warrant is exercisable for $  per share of common stock or pre-funded warrant underlying such warrant, which may, if we do not maintain a current and effective registration statement relating to the underlying shares of common stock, be paid by way of a cashless exercise, meaning that the holder will not pay a cash purchase price upon exercise, but instead will receive upon such exercise the net number of shares of common stock or pre-funded warrants determined according to the formula set forth in the common warrant. Accordingly, we will not receive a significant amount of, or potentially any, additional funds upon the exercise of the pre-funded warrants and may not receive additional funds upon the exercise of the common warrants.

To the extent such pre-funded warrants or common warrants are exercised, additional shares of common stock may be issued for nominal or no additional consideration, which will result in dilution to the then existing holders of our common stock. Any such exercises of the pre-funded warrants or common warrants may also increase the number of shares eligible for resale in the public market.

The pre-funded warrants and common warrants purchased in this offering do not entitle the holder to any rights as common stockholders until the holder exercises the pre-funded warrant or common warrant, as applicable, for shares of our common stock or pre-funded warrant, as applicable.

Until you acquire shares of our common stock upon exercise of your pre-funded warrants or common warrants purchased in this offering, such pre-funded warrants or common warrants, as applicable, will not provide you any rights as a common stockholder, except as set forth in the pre-funded warrants or common warrants, as applicable. Upon exercise of your pre-funded warrants or common warrants purchased in this offering for shares of common stock, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

If we do not maintain a current and effective registration statement relating to the shares of common stock issuable upon exercise of the common warrants, holders will only be able to exercise such common warrants on a “cashless basis.”

If we do not maintain a current and effective registration statement relating to the shares of common stock issuable upon exercise of the common warrants at the time that holders wish to exercise such common warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of common stock that holders will receive upon exercise of the common warrants will be fewer than it would have been had such holder exercised their common warrants for cash, and holders may be limited in their ability to immediately sell shares upon exercise subject to volume or other securities law limitations. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their common warrants for cash if a current and effective registration statement relating to the shares of common stock issuable upon exercise of the common warrants is available.

There is no public market for the pre-funded warrants or common warrants being offered in this offering.

There is no public trading market for the pre-funded warrants or common warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or common warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the pre-funded warrants and common warrants will be limited, and you may be unable to sell the pre-funded warrants or common warrants at the prices desired or at all.

Significant holders or beneficial holders of our common stock may not be permitted to exercise pre-funded warrants or common warrants.

A holder of a pre-funded warrant or common warrant will not be entitled to exercise any portion of any pre-funded warrant or common warrant which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, 9.99% or 19.99%) (or 4.99% in the case of the common warrants) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants or common warrants, unless such percentage is increased upon at least 61 days’ prior notice, but not in excess of 19.99%. As a result, holders may not be able to exercise their pre-funded warrants or common warrants for shares of our common stock at a time when it would be financially beneficial for them to do so. In such circumstances, a holder could seek to sell their pre-funded warrants or common warrants to realize value, but may be unable to do so in the absence of an established trading market for the pre-funded warrants or common warrants. In addition, if a holder is unable to exercise their pre-funded warrants or common warrants for shares of our common stock, we will not receive any additional proceeds from those pre-funded warrants or common warrants.

Our stock price is subject to market volatility.

The stock markets in general, and the markets for pharmaceutical, biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility, including as a result of inflation, rising interest rates and instability in the global banking sector, that has often been unrelated to the operating performance of the issuer. Furthermore, the trading price of our common stock may be adversely affected by third parties trying to drive down the market price. Short sellers and others may be positioned to profit if our stock declines and their activities can negatively affect our stock price. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “should,” “will,” “could,” “plan,” “intend” or similar expressions in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby. Examples of these forward-looking statements include, but are not limited to:

•
anticipated regulatory filings and FDA responses, recommendations, requirements or additional future clinical trials;
•
our ability to raise additional capital as needed to fund our planned development and commercialization efforts and repay our existing debt;
•
the potential benefits and differentiated profile, FDA approval, commercialization and commercial market for cytisinicline;
•
the performance of, and our ability to obtain sufficient supply of cytisinicline in a timely manner from, third-party suppliers and manufacturers;
•
progress and preliminary and future results of any clinical trials;
•
timing and plans for the expansion of our focus to develop cytisinicline for other forms of nicotine dependence;
•
timing and amount of future contractual payments, product revenue and operating expenses;
•
market acceptance of our products and the estimated potential size of these markets; and
•
our expectations regarding the impact of the macroeconomic and geopolitical environment, including fluctuating inflation, interest and tariff rates, the impact of significant political, trade and regulatory developments, increased volatility in the debt and equity markets, instability in the global banking system, global health crises and pandemics and geopolitical conflict, and their potentially material adverse impact on our business and the execution of our preclinical studies and clinical trials.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include the risk factors identified under the caption “Risk Factors” in this prospectus, as well as those identified under Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on May 13, 2025 and other documents we have filed with the SEC that are incorporated herein by reference.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, excluding the proceeds, if any, from the exercise of the pre-funded warrants and common warrants, and after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $ million, or $ million if the underwriters’ option to purchase additional shares and/or accompanying common warrants is exercised in full. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants, and may receive nominal proceeds, if any, from the exercise of common warrants.

We intend to use the net proceeds from the sale of the securities to fund continued advancement of cytisinicline through potential FDA marketing approval of cytisinicline and for working capital and general corporate purposes. Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities pursuant to this prospectus supplement, and investors will be relying on the judgment of our management regarding the application of the proceeds. See “Risk Factors—Risks Related to this Offering— Management will have broad discretion as to the use of proceeds from this offering, and we may use the net proceeds in ways with which you may disagree.”

Based on our planned use of the net proceeds of this offering, we estimate such funds, together with our existing cash, cash equivalents and marketable securities, will be sufficient for us to fund our operating expenses and capital expenditures through .

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, as well as the amount of cash used in our operations.

Pending these uses, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

DILUTION

Our net tangible book value as of March 31, 2025 was approximately $8.3 million, or approximately $0.24 per share of common stock based on 34,685,072 shares outstanding. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date.

After giving effect to the sale and issuance of (i) shares of our common stock and accompanying common warrants at an offering price of $ per share and common warrant and (ii) pre-funded warrants and accompanying common warrants to purchase shares of our common stock in this offering at an offering price of $ per pre-funded warrant and common warrant, respectively, excluding shares of common stock issued and any proceeds received upon exercise of the pre-funded warrants and common warrants or any resulting accounting associated with the pre-funded warrants or common warrants, and after deducting estimated underwriting discounts and commissions and estimated offering expenses, we would have had a net tangible book value as of March 31, 2025 of approximately $ million, or $ per share of common stock. This represents an immediate decrease in the net tangible book value of $ per share to our existing stockholders and an immediate dilution in net tangible book value of $ per share to the investors in this offering. The following table illustrates this per share dilution:

Public offering price per share of common stock and accompanying common warrant		$
Net tangible book value per share as of March 31, 2025	$0.24
Decrease in net tangible book value per share attributable to the offering	$
As adjusted net tangible book value per share after giving effect to the offering		$
Dilution in net tangible book value per share to new investor		$

If holders of pre-funded warrants and common warrants exercise the pre-funded warrants and common warrants offered hereby, the as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $ per share, and the dilution in net tangible book value per share to investors purchasing common stock in this offering would be $ per share.

If the underwriters exercise their option to purchase additional shares of common stock and/or accompanying common warrants in full, our as adjusted net tangible book value per share after giving effect to this offering would be $ per share and the dilution per share to new investors participating in this offering would be $ per share.

The foregoing table is based on 34,685,072 shares of common stock outstanding as of March 31, 2025, and excludes the shares of common stock issuable upon exercise of the pre-funded warrants and common warrants being offered by us in this offering, as well as:

•
2,263,914 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2025, with a weighted average exercise price of $8.86 per share;
•
189,000 shares of common stock issuable upon the exercise of options granted after March 31, 2025, with a weighted average exercise price of $3.83 per share;
•
2,756,650 shares of common stock subject to restricted stock units outstanding as of March 31, 2025;
•
17,521,398 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2025, with a weighted average exercise price of $5.15 per share;
•
142,857 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of March 31, 2025, with an exercise price of $0.001 per share;
•
178,364 shares of common stock reserved for future issuance under our equity incentive plans as of March 31, 2025;

•
901,000 shares of common stock reserved for future issuance under our equity inducement plan as of March 31, 2025;
•
854,477 shares of common stock reserved for future issuance under our employee stock purchase plan as of March 31, 2025; and
•
a maximum of 3,488,727 shares of common stock issuable upon the conversion of up to $20.0 million aggregate principal amount of indebtedness pursuant to the Convertible Debt Agreement, which amount excludes any shares issuable upon the conversion of any accrued and unpaid interest.

To the extent that outstanding options, common warrants or pre-funded warrants being offered by us in this offering have been or may be exercised, or restricted stock units have vested or may vest, or other shares are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future. The issuance of these securities could result in further dilution for investors purchasing our common stock in this offering.

DESCRIPTION OF THE WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants and common warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants and common warrants, as applicable.

Description of Pre-Funded Warrants

Form

The material terms and provisions of the pre-funded warrants being offered pursuant to this prospectus are summarized below. This summary of some provisions of the pre-funded warrants is not complete. For the complete terms of the pre-funded warrants, you should refer to the form of pre-funded warrant, which will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission in connection with this offering.

Term

Each pre-funded warrant is exercisable beginning on the date of issuance and expires only when fully exercised.

Exercisability

Each pre-funded warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us and the warrant agent a duly executed exercise notice accompanied by payment in full to us for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Pre-funded warrant holders may exercise pre-funded warrants only if the issuance of the shares of common stock upon exercise of the pre-funded warrants is covered by an effective registration statement. We intend to use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, effective when the pre-funded warrants are exercised. The pre-funded warrant holders must pay the exercise price in cash upon exercise of the pre-funded warrants unless there is not an effective registration statement or, if required, there is not an effective state law registration or exemption covering the issuance of the shares underlying the pre-funded warrants (in which case, the pre-funded warrants may only be exercised via a “cashless” exercise provision).

Exercise Limitations

Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99% or 19.99%) of the shares of our common stock then outstanding after giving effect to such exercise.

Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.001, subject in each case to adjustment as described below. The exercise price and the number of shares issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The pre-funded warrant holders must pay the exercise price in cash upon exercise of the pre-funded warrants, unless such pre-funded warrant holders are utilizing the cashless exercise provision of the pre-funded warrants.

Fundamental Transactions

In addition, in the event we consummate a “fundamental transaction,” as described in the pre-funded warrants and generally including a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property and we are not the surviving entity and in which our stockholders immediately prior to the merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation (excluding any merger effected solely to change the company’s name), or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the pre-funded warrants will be entitled to receive upon exercise of such pre-funded warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their pre-funded warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the pre-funded warrants.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a pre-funded warrant shall be entitled to participate in such distributions to the same extent as if a holder of shares of our common stock, subject to not exceeding the ownership limitations described above under “Description of Pre-Funded Warrants—Exercise Limitations,” in which case such distribution shall be held in abeyance for the benefit of such holder until the earlier of such time as the ownership limitations would not be exceeded or the warrant is exercised.

Description of Common Warrants

Form

The material terms and provisions of the common warrants being offered pursuant to this prospectus are summarized below. This summary of some provisions of the common warrants is not complete. For the complete terms of the common warrants, you should refer to the form of common warrant, which will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission in connection with this offering.

Term

Each common warrant is exercisable beginning on the date of issuance and expires on .

Exercisability

Each common warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us and the warrant agent (or, in the case of a holder whose beneficial interest is held in book-entry form through the Depository Trust Company (“DTC”) (or another established clearing corporation performing similar functions), by delivering to DTC (or such other clearing corporation, as applicable)) a duly executed exercise notice accompanied by payment in full to us for the number of shares of our common stock or pre-funded warrants purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Common warrant holders may exercise common warrants only if the issuance of the shares of common stock or pre-funded warrants upon exercise of the common warrants is covered by an effective registration statement. We intend to use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, effective when the common warrants are exercised. The common warrant holders must pay the exercise price in cash upon exercise of the common warrants unless there is not an effective registration statement (in which case, the common warrants may only be exercised via a “cashless” exercise provision).

Exercise Limitations

Subject to limited exceptions, a holder of common warrants will not have the right to exercise any portion of its common warrants if the holder (together with such holder’s affiliates, any persons acting as a group together with such holder or any of such holder’s affiliates, and any other persons whose beneficial ownership of shares of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99% or 19.99%) of the shares of our common stock then outstanding after giving effect to such exercise.

Exercise Price

Each common warrant offered hereby will have an initial exercise price per share equal to $ , subject in each case to adjustment as described below. The exercise price and the number of shares issuable upon exercise of the common warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The common warrant holders must pay the exercise price in cash upon exercise of the common warrants, unless such common warrant holders are utilizing the cashless exercise provision of the common warrants.

Fundamental Transactions

In addition, in the event we consummate a “fundamental transaction,” as described in the common warrants and generally including a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property and we are not the surviving entity and in which our stockholders immediately prior to the merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation (excluding any merger effected solely to change the company’s name), or we or any subsidiary sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our and our subsidiaries’ assets, taken as a whole, or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the common warrants will be entitled to receive upon exercise of such common warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their common warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the common warrants. Additionally, as more fully described in the common warrants, in the event of certain fundamental transactions, the holders of the common warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the common warrants on the date of consummation of such transaction.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a common warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the common warrant to receive shares of our common stock. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a common warrant shall be entitled to participate in such distributions to the same extent as if a holder of shares of our common stock, subject to not exceeding the ownership limitations described above under “Description of Common Warrants—Exercise Limitations,” in which case such distribution shall be held in abeyance for the benefit of such holder until the earlier of such time as the ownership limitations would not be exceeded or the warrant is exercised.

Exchange Listing

We do not intend to apply for listing of the pre-funded warrants or common warrants on any securities exchange or other trading system.

UNDERWRITING

Citizens JMP Securities, LLC and Raymond James & Associates, Inc. are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares and Common Warrants	Number of Pre-Funded Warrants and Common Warrants

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock, pre-funded warrants and common warrants sold under the underwriting agreement if any are purchased other than those shares and/or common warrants covered by the option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased.

We have agreed to indemnify the several underwriters against certain liabilities including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the securities, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the securities to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $ per share. After this public offering, the representative may change the public offering price and concession and discount to dealers.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option.

	Per Share and Common Warrant	Per Pre-Funded Warrant and Common Warrant	Without Option	With Option Exercised in Full
Public offering price
Underwriting discount (6%)
Proceeds, before expenses, to us

We have agreed to pay the representative’s out-of-pocket accountable expenses, including its legal fees, up to a maximum amount of $100,000. The estimated expenses of this offering payable by us, exclusive of the underwriting discount, are approximately $ .

Option

We have granted an option to the underwriters to purchase up to additional shares and/or accompanying common warrants from us. If available, the underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of our common stock and/or warrants proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We and each of our executive officers and directors have agreed with the underwriters not to offer, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for or that represent the right to receive common stock or any rights to acquire common stock for a period of 90 days following the date of this prospectus, with certain limited exceptions, without first obtaining the written consent of the representatives of the underwriters. This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or that represent the right to receive common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Listing on Nasdaq

Our common stock is listed on Nasdaq under the symbol “ACHV”. We do not intend to apply for the listing of the common warrants or the pre-funded warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq.

Discretionary Sales

The underwriters do not expect to sell more than 5% of the shares sold in this offering in the aggregate to accounts over which they exercise discretionary authority.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of our shares of common stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of our common stock in the open market. In determining the source of shares of our common stock to close out the covered short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares of our common stock through the over-allotment option. “Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of our common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the completion of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of securities for sale to their online brokerage customers. An electronic prospectus is available on the Internet website maintained by the underwriters. Other than the prospectus in electronic format, the information on the underwriters’ websites is not part of this prospectus.

Other Relationships

In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or the common stock in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither of this prospectus nor any other offering material or advertisements in connection with the common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell common stock offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Notice to Prospective Investors in Canada

These securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are: (i) accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or Subsection 73.3(1) of the Securities Act (Ontario), and (ii) permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian Securities Law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to certain potential conflicts of interest that may exist between an issuer and underwriters, dealers or placement agents, as the case may be. Pursuant to section 3A.3 of NI 33-105, we and the representative are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

We and the representative hereby notify prospective Canadian purchasers that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number and the aggregate purchase price of any securities purchased), or personal information, which form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the Ontario Securities Commission, or the OSC, in accordance with NI 45-106, (c) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (e) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the administrative support clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684. Prospective Canadian purchasers that purchase securities in this offering will be deemed to have authorized the indirect collection of the personal information by the OSC, and to have acknowledged and consented to its name, address, telephone number and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque acheteur Canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés – anglais seulement.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement and accompanying prospectus will be passed upon by Fenwick & West LLP, Seattle, Washington. Certain legal matters in connection with this offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement and the accompanying prospectus, please see the registration statement and the exhibits filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits filed as part of the registration statement for copies of the actual contract, agreement or other document.

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at www.sec.gov.

Our Internet address is www.achievelifesciences.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information found on our website is not part of this prospectus and investors should not rely on any such information in deciding whether to invest.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement and the accompanying prospectus. We hereby incorporate by reference the following documents into this prospectus supplement and the accompanying prospectus:

•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025;
•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025;
•
our Current Reports on Form 8-K filed with the SEC on January 10, 2025, February 10, 2025, and June 6, 2025;
•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2025 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2024); and
•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 27, 1995 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus (other than current reports or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K, unless such current reports or portions thereof specifically reference their contents as being filed) from the respective dates of the filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement and the accompanying prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

Achieve Life Sciences, Inc.

22722 29th Drive SE, Suite 100

Bothell, WA 98021

Tel: (604) 210-2217

Attn: Sandra Thomson

Copies of these filings are also available through the “Investors” section of our website at www.achievelifesciences.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information.”

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 28, 2024

PROSPECTUS

$200,000,000

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer up to $200,000,000 aggregate amount of shares of our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $200,000,000.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on The Nasdaq Capital Market under the symbol “ACHV.” On June 27, 2024 the last reported sales price for our common stock was $4.64 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

Investing in our securities involves a high degree of risk. Before making any investment in these securities, you should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 7 of this prospectus.

Common stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is , 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation of Information by Reference” and “Where You Can Find More Information.”

Neither we, nor any agent, underwriter or dealer have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, the terms “Achieve,” the “Company,” “we,” “us,” and “our” refer to Achieve Life Sciences, Inc. together with its subsidiaries, taken as a whole. This prospectus, any accompanying prospectus supplement and the information incorporated by reference herein and therein may contain additional trade names, trademarks and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, and our other filings with the SEC listed below under the heading “Incorporation of Information by Reference.” This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Cautionary Note Regarding Forward-Looking Statements.”

Our Company

Our focus is to address the global smoking health and nicotine addiction epidemic through the development and commercialization of cytisinicline. There are an estimated 28 million adults in the United States alone who smoke combustible cigarettes. Tobacco use is currently the leading cause of preventable death and is responsible for more than 8.0 million deaths worldwide and nearly half a million deaths in the United States annually. More than 87% of lung cancer deaths, 61% of all pulmonary disease deaths, and 32% of all deaths from coronary heart disease are attributable to smoking and exposure to secondhand smoke.

In addition, there are approximately 11.0 million adults in the United States who use e-cigarettes, also known as vaping. While nicotine e-cigarettes are thought to be less harmful than combustible cigarettes, they remain addictive and can deliver harmful chemicals which can cause lung injury or cardiovascular disease. In 2023, 2.1 million high school and middle school students reported using e-cigarettes. Research shows adolescents who have used e-cigarettes are seven times more likely to become smokers one year later compared to those who have never vaped. Currently, there are no U.S. Food and Drug Administration, or FDA, approved treatments indicated specifically as an aid to nicotine e-cigarette cessation.

Cytisinicline is a plant-based alkaloid with a high binding affinity to the nicotinic acetylcholine receptor. It is believed to aid in treating nicotine addiction for smoking and e-cigarette cessation by interacting with nicotine receptors in the brain, reducing the severity of withdrawal symptoms, and reducing the reward and satisfaction associated with nicotine products. Cytisinicline is an investigational product candidate being developed for treatment of nicotine addiction and has not been approved by the FDA for any indication in the United States.

We believe cytisinicline represents a unique opportunity to significantly impact global health by addressing the considerable unmet need among millions of smokers and e-cigarettes users. If approved by the FDA, it may become one of the first new prescription medicines in nearly two decades aimed at aiding individuals in overcoming nicotine dependence. We believe cytisinicline is differentiated from existing smoking cessation treatments given its combination of robust efficacy, minimal frequency of side effects and optional shorter course of therapy.

Our management team has significant experience in growing emerging companies focused on the development of under-utilized pharmaceutical compounds to meet unmet medical needs. We intend to use this experience to develop and ultimately commercialize cytisinicline either directly or via strategic collaborations.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $200,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.001 per share, in one or more series. Our board of directors or a committee designated by our board of directors will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors or a committee designated by our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors or a committee designated by our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights to purchase our common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors or a committee designated by our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

* * *

We were incorporated in California in October 1991 and subsequently reorganized as a Delaware corporation in March 1995. Our principal executive offices are located at 2722 29th Drive SE, Suite 100, Bothell, WA 98021 and 1040 West Georgia Street, Suite 1030, Vancouver, B.C. V6E 4H1, and our telephone number is (604) 210-2217.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, including in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus, which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “should,” “will,” “could,” “plan,” “intend” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby. Examples of these forward-looking statements include, but are not limited to:

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progress and preliminary and future results of any clinical trials;
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anticipated regulatory filings and FDA responses, recommendations, requirements or additional future clinical trials;
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our ability to raise additional capital as needed to fund our planned development and commercialization efforts and repay our existing debt;
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the potential benefits and differentiated profile, FDA approval, commercialization and commercial market for cytisinicline;
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the performance of, and our ability to obtain sufficient supply of cytisinicline in a timely manner from, third-party suppliers and manufacturers;
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timing and plans for the expansion of our focus to address other methods of nicotine addiction;
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timing and amount of future contractual payments, product revenue and operating expenses;
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market acceptance of our products and the estimated potential size of these markets; and
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our expectations regarding the impact of the macroeconomic and geopolitical environment, including inflation, rising interest rates, increased volatility in the debt and equity markets, instability in the global banking system, global health crises and pandemics and geopolitical conflict, and their potentially material adverse impact on our business and the execution of our preclinical studies and clinical trials.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include the risk factors identified under the caption “Risk Factors” in this prospectus, as well as those identified under Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q, filed with the SEC on May 9, 2024.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices at 2722 29th Drive SE, Suite 100, Bothell, WA 98021 and 1040 West Georgia Street, Suite 1030, Vancouver, B.C. V6E 4H1, during normal business hours.

Information about us is also available at our website at https://achievelifesciences.com/. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024;
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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 9, 2024;

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our Current Report on Form 8-K filed with the SEC on February 29, 2024 and June 6, 2024 (excluding any information furnished in such report under Item 2.02 or Item 7.01);
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the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 27, 1995 (paper filing) under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and
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filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

Achieve Life Sciences, Inc.
22722 29th Drive SE, Suite 100

Bothell, Washington 98021
Tel: (604) 210-2217
Attn: Sandra Thomson

Copies of these filings are also available through the “Investors” section of our website at www.achievelifesciences.com. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research, clinical and process development and manufacturing of our product candidates, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

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at a fixed price or prices, which may be changed;
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at market prices prevailing at the time of sale;
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at prices related to such prevailing market prices; or
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at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities in connection with the distribution.

The securities we offer under this prospectus may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

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the terms of the offer;
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the names of any underwriters, including any managing underwriters, as well as any dealers or agents;
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the purchase price of the securities from us;
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the net proceeds to us from the sale of the securities;
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any delayed delivery arrangements;
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the nature of the underwriters’ obligations to take the securities;
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any options under which underwriters, if any, may purchase additional securities from us;
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any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;
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in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;
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any securities exchanges or markets on which such securities may be listed;
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any public offering price; and
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other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 155,000,000 shares. Those shares consist of 150,000,000 shares of common stock, par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value of $0.001 per share. As of March 31, 2024, there were 34,251,911 shares of common stock issued and outstanding and no shares of preferred stock outstanding. In addition, as of March 31, 2024, we had reserved, pursuant to various plans, 3,228,829 shares of our common stock for issuance upon exercise of stock options and settlement of restricted stock units by our employees, directors, officers and consultants, of which 1,928,443 were reserved for outstanding options, 1,228,875 were reserved for outstanding restricted stock units and 71,511 were available for future equity grants.

As of March 31, 2024, there were warrants outstanding to purchase an aggregate of 18,032,322 shares of our common stock at a weighted-average exercise price of $5.065 per share and pre-funded warrants outstanding to purchase an aggregate of 142,857 shares of our common stock at a weighted-average exercise price of $0.001 per share. Our common stock is traded on The Nasdaq Capital Market under the symbol “ACHV.”

The following description summarizes the material terms of our capital stock. For greater detail about our capital stock, please refer to our certificate of incorporation and bylaws.

Common Stock

Voting Rights. For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in his or her name. Except as may be required by law and in connection with some significant actions, such as mergers, consolidations, or amendments to our certificate of incorporation that affect the rights of stockholders, holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Liquidation. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Dividends. Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, as and when declared by our board of directors, subject to any limitations imposed by law and to the rights of the holders, if any, of our preferred stock. We have never paid cash dividends on our common stock. We do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as the board of directors deems relevant.

Other Rights and Restrictions. Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our certificate of incorporation and our bylaws do not restrict the ability of a holder of our common stock to transfer his or her shares of our common stock.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Listing. Our common stock is listed on The Nasdaq Capital Market under the symbol “ACHV.”

Transfer Agent and Registrar. The transfer agent for our common stock is Equiniti Trust Company, LLC.

Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges, and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

The board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each series and the qualifications, limitations, or restrictions, including, but not limited to, the following:

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the number of shares constituting that series;
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dividend rights and rates;
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voting rights;
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conversion terms;
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rights and terms of redemption (including sinking fund provisions); and
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rights of the series in the event of liquidation, dissolution, or winding up.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the series of preferred stock being offered the following items:

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the title and stated value of the preferred stock;
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the number of shares of the preferred stock offered, the liquidation preference per share, and the offering price of the preferred stock;
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the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation applicable to the preferred stock;
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whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;
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the procedures for any auction and remarketing, if any, for the preferred stock;
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the provisions for a sinking fund, if any, for the preferred stock;
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the provision for redemption, if applicable, of the preferred stock;

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any listing of the preferred stock on any securities exchange;
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the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;
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voting rights, if any, of the preferred stock;
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a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;
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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution, or winding up of our affairs;
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any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of our affairs; and
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any other specific terms, preferences, rights, limitations, or restrictions of the preferred stock.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may offer under this prospectus up to an aggregate principal amount of $200.0 million in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $200.0 million. We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

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the title of the series;
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the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;
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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
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any limit on the aggregate principal amount;

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the date or dates on which principal is payable;
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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
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the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
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the place or places where principal and, if applicable, premium and interest, is payable;
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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
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the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
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whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);
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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
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the currency of denomination;
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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;
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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;
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the provisions, if any, relating to any collateral provided for such debt securities;
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any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
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any events of default, if not otherwise described below under “Events of Default”;
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the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and
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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

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the conversion or exchange price;
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the conversion or exchange period;
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provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;
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events requiring adjustment to the conversion or exchange price;
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provisions affecting conversion or exchange in the event of our redemption of the debt securities; and
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any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

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we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and
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immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

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we fail to pay any principal or premium, if any, when it becomes due;
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we fail to pay any interest within 30 days after it becomes due;
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we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and
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certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

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all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;
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all lawful interest on overdue interest and overdue principal has been paid; and
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the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

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the holder gives to the trustee written notice of a continuing event of default;
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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;
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the trustee fails to institute a proceeding within 60 days after such request; and
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the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

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to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;
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to provide for certificated debt securities in addition to uncertificated debt securities;
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to comply with any requirements of the SEC under the Trust Indenture Act of 1939;
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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
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to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and
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to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

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reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;
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reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;
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reduce the principal of or change the stated maturity of the debt securities;
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make any debt security payable in money other than that stated in the debt security;
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change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;
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waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;
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waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or
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take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

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to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):
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to register the transfer or exchange of such debt securities;
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to replace temporary or mutilated, destroyed, lost or stolen debt securities;
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to compensate and indemnify the trustee; or
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to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or
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to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

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money;
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U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or
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a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

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in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;
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in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

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in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and
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certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock, or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

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the title of the debt warrants;
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the offering price for the debt warrants, if any;
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the aggregate number of the debt warrants;
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the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;
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if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;
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the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
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the dates on which the right to exercise the debt warrants will commence and expire;
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if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;
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whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
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information with respect to book-entry procedures, if any;
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the currency or currency units in which the offering price, if any, and the exercise price are payable;
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if applicable, a discussion of material U.S. federal income tax considerations;
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the antidilution provisions of the debt warrants, if any;
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the redemption or call provisions, if any, applicable to the debt warrants;

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any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and
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any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

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the title of the warrants;
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the offering price for the warrants, if any;
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the aggregate number of warrants;
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the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
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if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
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the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;
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the dates on which the right to exercise the warrants shall commence and expire;
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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
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the currency or currency units in which the offering price, if any, and the exercise price are payable;
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if applicable, a discussion of material U.S. federal income tax considerations;
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the antidilution provisions of the warrants, if any;
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the redemption or call provisions, if any, applicable to the warrants;
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any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
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any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise, and settlement of the warrants.

Holders of equity warrants will not be entitled:

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to vote, consent, or receive dividends;
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receive notice as stockholders with respect to any meeting of stockholders for the election of our directors, or any other matter; or
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exercise any rights as stockholders of Achieve.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

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the price, if any, for the subscription rights;
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the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;
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the number of subscription rights to be issued to each stockholder;
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the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;
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the extent to which the subscription rights are transferable;
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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
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if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Fenwick & West LLP, Seattle, Washington, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Shares of Common Stock

Pre-Funded Warrants to Purchase Shares of Common Stock

Common Warrants to Purchase Shares of Common Stock or Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

Citizens Capital Markets	Raymond James

, 2025